Exhibit 10.3
FIRST AMENDED AND RESTATED GUARANTY AGREEMENT

THIS FIRST AMENDED AND RESTATED GUARANTY AGREEMENT (this “Guaranty”) is dated as of September 17, 2018, by HYSTER-YALE MATERIALS HANDLING, INC., a Delaware corporation having an address at 5875 Landerbrook Dr., Suite 300, Cleveland, OH 44124 (“Guarantor”), in favor of WELLS FARGO FINANCIAL LEASING, INC. (“Beneficiary”) an Iowa corporation having an address at 5000 Riverside Drive, Suite 300E, Irving, TX 75039.

HYSTER-YALE GROUP, INC. (“Hyster-Yale”), and Beneficiary have determined to amend and restate that certain Second Amended and Restated Joint Venture and Shareholders Agreement dated November 21, 2013, as such has been amended from time to time, and certain of the ancillary agreements related to the operation of HYG FINANCIAL SERVICES, INC. To induce Beneficiary to enter into a Third Amended and Restated Joint Venture and Shareholders Agreement between Beneficiary and Hyster-Yale, dated as of the date hereof, as amended from time to time (the “Shareholders Agreement”), from and after the date hereof, Guarantor hereby, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment and performance when due, of all obligations and duties of every type and description owing by Hyster-Yale to Beneficiary, including, but not limited to those arising out of or in connection with: (i) the Shareholders Agreement or any other obligation of Hyster-Yale under any of the documents that are listed on the attached Annex A (collectively, the “JV Documents”), or (ii) any loan, lease or other financial accommodation written in conjunction with the program established by the Shareholders Agreement where Hyster-Yale is a lessee, borrower, debtor, obligor, guarantor, or party providing recourse, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and however acquired, including, without limitation, all interest (whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding) (collectively, the “Guaranteed Obligations”). This guaranty by Guarantor hereunder constitutes a guaranty of payment and not of collection. All payments made under this Guaranty shall be in immediately available funds without deduction, set-off or counterclaim.

Beneficiary is hereby authorized, without notice to or demand upon Guarantor and without discharging or otherwise affecting the obligations of Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following: (a)(i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment of, or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any document related to a Guaranteed Obligation (each, a “Transaction Document”); (b) apply to any Guaranteed Obligation any sums by whomever paid or however realized in such order as provided in the Transaction Documents; (c) refund at any time any payment received by Beneficiary in respect of any Guaranteed Obligation; (d) (i) sell, transfer, assign, exchange, enforce, waive, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, affect, impair or otherwise alter or release any property or interest in property and proceeds thereof now owned or hereafter acquired by Hyster-Yale, Guarantor or any other obligor of the Guaranteed Obligations in or upon which a lien is granted or purported to be granted pursuant to any Transaction Document (the “Collateral”) for any Guaranteed Obligation, (ii) receive, take and/or hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with Hyster-Yale and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and (e) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

Guarantor agrees that its obligations under this Guaranty shall be irrevocable, primary, absolute, continuing and unconditional, irrespective of and unaffected by any of the following actions or circumstances: (a) the invalidity or unenforceability of any obligation of Hyster-Yale or any other guarantor under any Transaction Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of the Guaranteed Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part of them; (b) the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from Hyster-Yale or any other guarantor or other action to enforce any of the same or (ii) any action to enforce any Transaction Document or any lien or encumbrance thereunder; (c) any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against Hyster-Yale, or any other guarantor or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or interest thereon) in or as a result of any such proceeding; (d) any foreclosure, whether or not through judicial sale, and any other sale, transfer, lease or other disposition of Collateral or any election by Beneficiary, following the occurrence and continuance of any event of default or other event which, with the giving of notice or the passage of time would constitute an event of default under any Transaction Document (an “Event of Default”), to proceed separately against any Collateral in accordance with Beneficiary’s rights under any applicable law; or (e) any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of Hyster- Yale, Guarantor, and any other guarantor, in each case other than the payment in full of the Guaranteed Obligations.

Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, acceptance, demand, protest, requirements for any demand or notice hereunder or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable and any other notice in respect of the Guaranteed Obligations or any part of them, and any defense arising by reason of any disability or other defense of Hyster-Yale, Guarantor or any other guarantor.

Guarantor unconditionally and irrevocably agrees not to enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against Hyster-Yale by reason of any Transaction Document or any payment made thereunder or to assert any claim, defense, setoff or counterclaim it may have against any other obligor for any of the Guaranteed Obligations or setoff any of its obligations to such other obligor against obligations of such obligor to Guarantor unless and until all of the Guaranteed Obligations are indefeasibly paid in full in cash. No obligation of Guarantor hereunder shall be discharged other than by complete performance.

Guarantor hereby represents and warrants to Beneficiary that as of the date hereof and on each date on which credit or any other financial accommodation is extended pursuant to the Transaction Documents:

(a)
Guarantor is duly organized and validly existing under the laws of its state of incorporation or formation, as applicable, and has full corporate (or similar) power to enter into this Guaranty and to perform its obligations hereunder.

(b)	The execution, delivery and performance of this Guaranty has been duly authorized by Guarantor by all necessary corporate (or similar) action.

(c)	This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms.

(d)	Neither the execution of this Guaranty nor the performance of the obligations created hereunder will conflict with or result in a breach of any other agreement or instrument to which Guarantor is a party or by which it is bound or be in violation or default of any statute, rule, or decree of any court, administrative agency or governmental body to which it may be subject. Guarantor is not in material default with respect to any indenture, loan agreement, mortgage, lease, deed or other similar agreement to which it is a party or by which it is bound.

(e)
There are no suits or proceedings pending or, to the knowledge of Guarantor, threatened, in any court or before any regulatory commission, board or other administrative or governmental agency against or affecting Guarantor which will have a material adverse effect on its financial condition or operations or that would materially impair Guarantor’s ability to perform its obligations hereunder.

(f)
The consummation of the transactions between Hyster-Yale and Beneficiary contemplated by the Transaction Documents is of value to Guarantor and is reasonably expected to benefit Guarantor directly or indirectly, and is in furtherance of Guarantor’s business interests.

Guarantor agrees that, if any payment made by any obligor or other individual or entity and applied to the Guaranteed Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, then, if, prior to any of the foregoing, any provision of this Guaranty (including the guaranty of Guarantor hereunder) shall have been terminated, cancelled or surrendered, such provision, and any lien or encumbrance or other Collateral securing such Guarantor’s liability hereunder that may have been released or terminated by virtue of such termination, cancellation or surrender, shall be reinstated in full force and effect and such prior termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of Guarantor in respect of any lien or encumbrance or other Collateral securing such obligation or the amount of such payment.

The obligations of Guarantor hereunder are independent of and separate from the Guaranteed Obligations. If any Guaranteed Obligation is not paid when due, or upon any Event of Default, Beneficiary may, at its sole election, proceed directly and at once, without notice, against any guarantor to collect and recover the full amount or any portion of any Guaranteed Obligation then due, without first proceeding against Guarantor or any other obligor and without first joining Guarantor or any other obligor in any proceeding. Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Hyster-Yale and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof, that diligent inquiry would reveal, and Guarantor hereby agrees that Beneficiary shall not have any duty to advise Guarantor of information known to it regarding such condition or any such circumstances.

Beneficiary shall not by any act (except by a written instrument pursuant to the immediately succeeding paragraph), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of Beneficiary, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Beneficiary of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Beneficiary would otherwise have on any future occasion. The rights and remedies of Beneficiary hereunder are cumulative and nonexclusive of any other rights and remedies that Beneficiary may have under any other agreement or at law or in equity and may be exercised individually or concurrently, any or all thereof may be exercised instead of or in addition to each other or any remedies at law, in equity, or under statute.

Guarantor hereby ratifies and reaffirms all of its obligations, contingent or otherwise, under that certain guaranty from Guarantor to Beneficiary dated November 21, 2013 (the “Existing

Guaranty”) and agrees that such obligations remain in full force and effect after giving effect to this Guaranty. Guarantor hereby agrees that this Guaranty continues to secure all of such obligations.

No variation or modification of this Guaranty or any waiver of any of its provisions shall be valid unless in writing and signed by an authorized representative of Beneficiary. In the event this Guaranty is preceded or followed by any other agreement of suretyship or guaranty by Guarantor or others, all shall be deemed to be cumulative, and the obligations of Guarantor under this Guaranty shall be in addition to those stated in any other suretyship or guaranty agreement in favor of Beneficiary. This Guaranty shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of Beneficiary and its successors and assigns; provided, however, that Guarantor may not assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Beneficiary, which consent shall not be unreasonably withheld.

All notices to be given in connection with this Guaranty shall be in writing, shall be addressed to the parties at their respective addresses set forth in this Guaranty (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given: (i) on the date of receipt if delivered by hand; (ii) on the next business day after being sent by overnight courier service; and (iii) on the third business day after being sent by regular, registered, certified mail.

This Guaranty may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Guaranty by facsimile or .pdf transmission shall be as effective as delivery of a manually executed counterpart hereof. Any provision of this Guaranty being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Guaranty or any part of such provision in any other jurisdiction.

The laws of the State of New York (without giving effect to the conflicts of laws principles thereof) shall govern all matters arising out of, in connection with or relating to this Guaranty, including, without limitation, its validity, interpretation, construction, performance and enforcement.

GUARANTOR CONSENTS TO AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, STATE OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY OF THE PARTIES HERETO PERTAINING TO THIS GUARANTY, ANY TRANSACTION RELATING HERETO, ANY OTHER FINANCING RELATED THERETO, AND ANY INVESTIGATION, LITIGATION, OR PROCEEDING IN CONNECTION WITH, RELATED TO OR ARISING OUT OF ANY SUCH MATTERS, PROVIDED, THAT GUARANTOR ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF SUCH JURISDICTION. GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND HEREBY WAIVES ANY OBJECTION IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR INCONVENIENT FORUM.

THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS GUARANTY, THE TRANSACTION DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY. THIS

WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

GUARANTOR DOES HEREBY FURTHER AGREE TO PAY UPON DEMAND ALL COSTS, ATTORNEYS’ FEES AND REASONABLE AND DOCUMENTED EXPENSES WHICH MAY BE SUFFERED BY BENEFICIARY BY REASON OF HYSTER- YALE’S EVENT OF DEFAULT (AS DEFINED IN ANY TRANSACTION DOCUMENT) UNDER ANY TRANSACTION DOCUMENT OR ANY DEFAULT OF GUARANTOR UNDER THIS GUARANTY. GUARANTOR HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS BENEFICIARY AND ITS AFFILIATES AND THEIR RESPECTIVE PRINCIPALS, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS AND THIRD-PARTY ADVISORS (EACH, AN “INDEMNIFIED PARTY”) (ON AN AFTER-TAX BASIS) FROM AND AGAINST ANY AND ALL LOSSES, DISPUTES, PENALTIES, CLAIMS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE AND DOCUMENTED LEGAL EXPENSES), DAMAGES, AND LIABILITIES (INCLUDING WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES) OF WHATSOEVER KIND AND NATURE ARISING OUT OF, IN CONNECTION WITH, OR RELATING TO THIS GUARANTY AND THE TRANSACTION DOCUMENTS (“CLAIMS”), REGARDLESS OF WHETHER SUCH INDEMNIFIED PARTY IS A PARTY THERETO; PROVIDED, HOWEVER, THAT NO INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNITY HEREUNDER IN RESPECT OF ANY CLAIM TO THE EXTENT THAT THE SAME IS FOUND BY A FINAL, NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED

DIRECTLY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. ALL REPRESENTATIONS AND WARRANTIES MADE IN THIS GUARANTY SHALL SURVIVE THE EXECUTION AND DELIVERY OF THIS GUARANTY, AND GUARANTOR’S OBLIGATIONS UNDER THIS PARAGRAPH SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS GUARANTY.

THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS GUARANTY.

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

HYSTER-YALE MATERIALS HANDLING,
INC. as Guarantor
By: /s/ Kenneth C. Schilling
Name: Kenneth C. Schilling
Title: Senior Vice President and Chief Financial Officer

Address for notices: 5875 Landerbrook Drive Suite 300 Cleveland, OH 44124

ACCEPTED AND AGREED
as of the date first above written:

WELLS FARGO FINANCIAL LEASING, INC.

By: /s/ James W. Kelly
Name: James W. Kelly
Title: Designated Signer

Address for notices: 5000 Riverside Drive, Suite 300E Irving, TX 75039

ANNEX A

TO GUARANTY AGREEMENT LIST OF JV DOCUMENTS

1.	Third Amended and Restated Joint Venture and Shareholders Agreement

2.	Third Amended and Restated Administrative Services Agreement

3.	Third Amended and Restated Corporate Name Agreement

4.	Second Amended and Restated Recourse and Indemnity Agreement

5.	Fifth Amended and Restated Remarketing Services Agreement

6.	Tax Settlement Agreement Acknowledgement

7.	First Amended and Restated Financing Agreement

8.	First Amended and Restated Financing Agreement Guaranty

9.	Third Amended and Restated By-Laws